EXHIBIT 10.6
ADDITIONAL NOTE

$748,557,640
December 31, 2008	Washington, District of Columbia
          FOR VALUE RECEIVED, GENERAL MOTORS CORPORATION, a Delaware corporation (the “Borrower”), hereby promises to pay to the order of the UNITED STATES DEPARTMENT OF THE TREASURY (the “Lender”), at the principal office of the Lender in Washington, D.C. in lawful money of the United States, and in immediately available funds, the principal sum of $748,557,640 on December 30, 2011, and to pay interest on the unpaid principal amounts of such principal sum, at such office, in like money and funds, for the period commencing on December 31, 2008 until such principal sum is paid in full, at the rate per annum equal to LIBOR plus 3.00%, payable in arrears (i) on the last Business Day of each calendar quarter, commencing with the first calendar quarter in 2009 (each an “Interest Payment Date”) and (ii) on payment or prepayment of the Additional Note, in whole or in part, in the amount of interest accrued on the amount paid or prepaid. “LIBOR” shall mean the greater of (a) 2.00% and (b) the rate (adjusted for statutory reserve requirements for eurocurrency liabilities) for eurodollar deposits for a period equal to three months appearing on Reuters Screen LIBOR01 Page or if such rate ceases to appear on Reuters Screen LIBOR01 Page, on any other service providing comparable rate quotations at approximately 11:00 a.m., London time. LIBOR shall be determined on December 31, 2008 and reset on each Interest Payment Date.
          The date, amount and interest rate of each such principal payment made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Additional Note, endorsed by the Lender on a schedule to be attached hereto; provided, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Loan and Security Agreement dated as of December 31, 2008 (as amended, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”) or hereunder.
          This Additional Note is the Additional Note referred to in the Warrant Agreement dated as of December 31, 2008 (as amended, supplemented or otherwise modified and in effect from time to time, the “Warrant Agreement”), between the Borrower and the United States Department of the Treasury, as Lender.
          The Borrower agrees to pay all the Lender’s costs of collection and enforcement (including reasonable attorneys’ fees and disbursements of Lender’s counsel) in respect of this Additional Note when incurred, including, without limitation, reasonable attorneys’ fees through appellate proceedings.
          The Borrower hereby acknowledges, admits and agrees that the Borrower’s obligations under this Additional Note are recourse obligations of the Borrower to which the Borrower pledges its full faith and credit.

          The Borrower, and any indorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Additional Note, (b) expressly agree that this Additional Note, or any payment hereunder, may be extended from time to time, and consent to the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary for the Lender, in order to enforce payment of this Additional Note, to first institute or exhaust the Lender’s remedies against the Borrower or any other party liable hereon. No extension of time for the payment of this Additional Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Additional Note, shall affect the liability under this Additional Note of the Borrower, even if the Borrower is not a party to such agreement; provided, however, that the Lender and the Borrower, by written agreement between them, may affect the liability of the Borrower.
          Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Additional Note.
          If all or a portion of this Additional Note, any payment on this Additional Note or any fee or other amount payable hereunder shall not be paid when due, or if the Borrower or its subsidiaries shall default under, or fail to perform as required under, or shall otherwise materially breach the terms of any instrument, agreement or contract for indebtedness between the Borrower, on the one hand, and the Lender on the other (provided, however, that the aggregate amount of all such indebtedness exceeds $100,000,000), all accrued interest, principal and other amounts owning hereunder shall immediately be due and payable, and such amount shall bear interest at a rate equal to 5.00% per annum, plus (a) the interest rate otherwise applicable to the Additional Note, or (b) if no interest rate is otherwise applicable, the sum of (i) LIBOR plus (ii) 3.00%. (the “Post-Default Rate”), in each case from the date of such non-payment until such amount is paid in full. This Additional Note is prepayable without premium or penalty, in whole or in part on at any time. Any amounts prepaid shall be applied (i) first, to pay any indemnity obligations owed to the Lender, (ii) second, to pay accrued and unpaid interest and (iii) third, to repay the outstanding principal amount of this Additional Note until paid in full. Amounts repaid may not be reborrowed. If the Borrower intends to prepay this Additional Note in whole or in part from any source, the Borrower shall give two Business Days’ prior written notice thereof to the Lender. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid.
          Any enforcement action relating to this Note may be brought by motion for summary judgment in lieu of a complaint pursuant to Section 3213 of the New York Civil Practice Law and Rules. The Borrower hereby irrevocably and unconditionally submits for itself and its property in any legal action or proceeding relating to this Note, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of any court of the State and county of New York, or in the United States District Court for the Southern District of New York. The Borrower consents that any such action or proceeding may be brought in such courts and, to the extent permitted by law, waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same. The Borrower agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in the Warrant Agreement or at such other address of which the Lender shall have been notified. The Borrower agrees that nothing in this Note shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.
          Insofar as there may be no applicable Federal law, this Note shall be construed in accordance with the laws of the State of New York, without regard to any rule of conflicts of law (other than Section 5-1401 of the New York General Obligations Law) that would result in the application of the substantive law of any jurisdiction other than the State of New York. Nothing in this Note shall require any unlawful action or inaction by the Borrower.
          THIS NOTE HAS BEEN ISSUED WITH AN ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY WRITING TO THE BORROWER AT GENERAL MOTORS CORPORATION, 767 FIFTH AVENUE, NEW YORK, NEW YORK 10153.
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GENERAL MOTORS CORPORATION
By:	/x/ Adil Mistry
	Name:	Adil Mistry
	Title:	Assistant Treasurer

[Signature Page to Additional Note]